Exhibit 8.1

SIDLEY AUSTIN LLP	BEIJING	LOS ANGELES
787 SEVENTH AVENUE	BRUSSELS	NEW YORK
NEW YORK, NY 10019	CHICAGO	SAN FRANCISCO
(212) 839 5300	DALLAS	SHANGHAI
(212) 839 5599 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866

July 24, 2009

PennyMac Mortgage Investment Trust

27001 Agoura Road, Third Floor

Calabasas, California 91301

Re:          PennyMac Mortgage Investment Trust

Ladies and Gentlemen:

We have acted as counsel to PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with the offering (the “Offering”) of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), by the Company pursuant to a registration statement on Form S-11 (No. 333-159460) filed with the Securities and Exchange Commission on May 22, 2009, as amended through the date hereof (the “Registration Statement”).  Capitalized terms used in this opinion and not defined herein have the respective meanings assigned to them in the Registration Statement.

You have requested our opinion concerning certain U.S. federal income tax matters with respect to the Company in connection with the Offering.  In rendering our opinion, we have reviewed (1) the Registration Statement, (2) a certificate containing certain factual representations and covenants of the Company (the “Officers’ Certificate”) relating to, among other things, the proposed operations of the Company and the entities in which it holds a direct or indirect interest, (3) the Company’s Articles of Amendment and Restatement, certified by the State Department of Assessment and Taxation of Maryland, (4) the Bylaws of the Company, and (5) such other documentation or information provided to us by you as we have deemed necessary or appropriate as a basis for our opinion set forth herein.

Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officers’ Certificate, the Registration Statement, or in any other document.

We have assumed and relied on your representation that the facts, representations and covenants contained in the Officers’ Certificate, the Registration Statement, and other documents, or otherwise furnished to us, are accurate.  We have assumed that such factual statements, representations and covenants are true without regard to any qualification as to knowledge or belief.

Our opinion is conditioned on, among other things, the initial and continuing accuracy of the factual information, covenants and representations set forth in the Registration Statement and the Officers’ Certificate and the representations made by representatives of the Company, without regard to any qualifications therein.  Any change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities in which the Company holds a direct or indirect interest have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any such entity has been formed, and (iii) each of the written agreements to which the Company or any such entity is a party will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have also considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof.  The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.  Opinions of counsel represent only counsel’s best legal judgment and are not binding on the Internal Revenue Service (“IRS”) or on any court.  Accordingly, no assurance can be given that the IRS will not challenge the conclusions of the opinion set forth herein or that such a challenge would not be successful.

Based on and subject to the foregoing, we are of the opinion that:

1.             Commencing with the Company’s taxable year ending December 31, 2009, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code and the Company’s proposed method of operation as set forth in the Registration Statement and the Officer’s Certificate will enable the Company to meet the requirements for qualification and taxation as a REIT; and

2.             Although the discussion set forth in the Registration Statement under the heading “U.S. Federal Income Tax Considerations” does not purport to summarize all possible U.S. federal income tax consequences of the purchase, ownership, and disposition of the Common Shares, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the Common Shares, subject to the qualifications set forth therein.  The U.S. federal income tax consequences of the ownership and disposition of the Common Shares by an investor will depend upon that investor’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “U.S. Federal Income Tax Considerations” as applied to any particular holder.

Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law.  Furthermore, the Company’s qualification as a REIT will depend upon the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT.  We will not review these operations and no assurance can be given that the actual operations of the Company and any applicable affiliates will meet these requirements or the representations made to us with respect thereto.

This opinion has been prepared for you in connection with the Offering.  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Sidley Austin LLP under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Sidley Austin LLP